UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2023

CQENS Technologies Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55470	27-1521407
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5550 Nicollet Avenue, Minneapolis, MN 55419

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (612) 812-2037

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	n/a	n/a

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section3(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On May 5, 2023 CQENS Technologies Inc. (the “Company”) was informed by its Intellectual Property counsel that a patent for its high temperature, non-combusting Heat not Burn (“HnB®”) technology was granted in Mexico on January 18, 2023 and has been given Patent No. 399342. The Company now has 35 patents and pending patents for this high temperature vaporizing technology. Among the applications of this patented and patent-pending technology are those for HnB tobacco systems. As of the date of this filing, the Company is testing fully functional prototypes consistent with its patents and pending patents.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CQENS TECHNOLOGIES INC.

Date:	May 8, 2023	By:	/s/ William P. Bartkowski
William P. Bartkowski, President